EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Fort Pitt Capital Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Fort Pitt Capital Funds for the year ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fort Pitt Capital Funds for the stated period.

/s/ Douglas W. Kreps		/s/ Charles A. Smith
Douglas W. Kreps President, Fort Pitt Capital Funds		Charles A. Smith Treasurer, Fort Pitt Capital Funds
Dated:	1/4/07

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Fort Pitt Capital Funds for purposes of Section 18 of the Securities Exchange Act of 1934.